Exhibit 99.1

Expedia Group Acquires Pillow and ApartmentJet to Enhance Its Alternative Accommodations Marketplace for Residents, Owners and Managers in Urban Markets

Acquisitions signal commitment to helping multifamily communities responsibly list and manage short-term rentals

Bellevue, WA, October 25, 2018 - Expedia Group, Inc. (NASDAQ: EXPE) announced today the acquisitions of Pillow, a software solution that helps building owners and managers empower their long-term residents to rent their residences, and ApartmentJet, a software solution enabling the rental of guest suites in multifamily communities.

Acquiring Pillow and ApartmentJet will help unlock urban growth opportunities that, over time, will contribute to HomeAway’s ability to add an even broader selection of accommodations to its marketplace and marketplaces across Expedia Group brands, ensuring travelers always find the perfect place to stay.

“Demand for short-term rentals in U.S. urban destinations has been growing impressively over the past several years. In order to be able to deliver our customers what they are asking for while at the same time promoting responsible renting, Expedia Group is committed to delivering solutions that give urban building owners, managers and communities control and transparency over short-term rentals,” said Mark Okerstrom, President and CEO, Expedia Group. “Our acquisitions of Pillow and ApartmentJet are important and foundational investments in the Expedia Group platform. Through the acquisition of these innovative companies, we gain technologically advanced solutions that will help us give travelers new options for great places to stay in popular destinations while benefitting residents, owners, managers and local tourism. These acquisitions are yet another step forward to delivering on our Expedia Group purpose of Bringing the World within Reach for customers and partners around the globe.”

Pillow and ApartmentJet are both innovative companies that solve different challenges faced by multifamily communities in urban markets. Pillow makes it easy for multifamily community owners to give residents the ability to list their apartment units as short-term rentals without violating their lease restrictions. Additionally, ApartmentJet enables owners to help visitors enjoy guest suites at their properties. Both solutions enable owners to set limitations on short-term rentals in their buildings, such as limiting the number of total rental nights per year for units or for an entire building. Both make it easy for multifamily owners to know exactly who is staying in their buildings and when.

“Pillow was founded to connect the world and spread the joy of travel through short-term rentals, and I’m incredibly proud of the impact we’ve had by making that possible in a way that works for the multifamily industry,” said Sean Conway, CEO, Pillow. “We are ecstatic to continue our growth among the millions of multifamily units worldwide with Expedia Group and HomeAway. Together, we will continue to collaborate with and serve owners, managers and residents by opening their doors to new opportunities.”

“Our goal has always been to develop pioneering solutions for the multifamily industry, and for years, we’ve helped property owners strategically leverage the short-term rental market,” said Eric Broughton, CEO, ApartmentJet. “We are thrilled to join forces with Expedia Group, whose resources and expertise will accelerate our ability to deliver innovative technologies and services, and we look forward to helping communities and travelers reap the full benefits of multifamily accommodations together.”

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Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements that describe Expedia Group management’s beliefs, intentions or goals. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of Expedia Group. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the risks and important factors contained and identified in Expedia Group’s filings with the Securities and Exchange Commission, such as Expedia Group's Annual Reports on Form 10-K and quarterly reports on form 10-Q.  The forward-looking statements included in this press release are made only as of the date hereof and Expedia Group undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances, except as required by law.

About Expedia Group
Expedia Group (NASDAQ: EXPE) is the world's travel platform. We help knock down the barriers to travel, making it easier, more enjoyable, more attainable and more accessible. We are here to bring the world within reach for customers and partners around the globe. We leverage our platform and technology capabilities across an extensive portfolio of businesses and brands to orchestrate the movement of people and the delivery of travel experiences on both a local and global basis. Our family of travel brands includes: Brand Expedia®, Hotels.com®, Expedia® Partner Solutions, Egencia®, trivago®, HomeAway®, VRBO®, Orbitz®, Travelocity®, Wotif®, lastminute.com.au®, ebookers®, CheapTickets®, Hotwire®, Classic Vacations®, Expedia Group™ Media Solutions, CarRentals.com™, Expedia Local Expert®, Expedia® CruiseShipCenters®, SilverRail Technologies, Inc., ALICE and Traveldoo®. For more information, visit www.expediagroup.com.

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